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                            RESEARCH AND DEVELOPMENT
                                SERVICE AGREEMENT

                                 (ESS to VIALTA)


        THIS RESEARCH AND DEVELOPMENT SERVICE AGREEMENT (this "Agreement") is entered into effective as of August 1, 1999 by and between VIALTA.com, a California corporation, with principal offices at 48401 Fremont Boulevard, Fremont, California 94538 ("VIALTA") and ESS Technology, Inc., a California corporation, with principal offices at 48401 Fremont Boulevard, Fremont, California 94538 ("ESS").

        WHEREAS, VIALTA is in the business of designing, developing, manufacturing and marketing a line of Internet appliances such as the EnReach based web browser (the "EnReach Business") and the Access based web browser (the "Access Business", together with the EnReach Business, the "Web Browser Business"), set top boxes (the "Set Top Box Business") and combination products utilizing the integrated technologies in digital audio, digital video, communication Internet phones (the "Internetphone Business") and video phones (the "Videophone Business") for sale to the consumer market (collectively, the "VIALTA Products");

        WHEREAS, ESS is in the business of designing, developing, manufacturing and marketing highly integrated mixed signal semiconductor multimedia solutions for sale to desktop and notebook personal computer markets and consumer product markets (the "ESS Products");

        WHEREAS, VIALTA desires to have ESS provide services, including providing research and development services, to VIALTA relating to the Set Top Box, Web Browser and Videophone Businesses and ESS desires to provide such services;

        NOW, THEREFORE, the parties hereto agree as follows:

        1. DUTIES OF ESS

             (a) SERVICES. Subject to the terms and conditions herein, VIALTA hires ESS to perform certain research and development activities. ESS shall provide to VIALTA, as required by VIALTA, certain NRE services for the design and development of Internet related products and technologies. VIALTA shall provide the design and technical specification to ESS and the desired timelines thereof. ESS shall perform these services in consideration of a service fee, in accordance with the terms of this Agreement.

             (b) ACTIVITIES NOT COVERED. The parties hereto agree that this Agreement does not apply to any stewardship or control services that are based on a shareholder-corporation or parent-subsidiary relationship among affiliated companies, nor to services which are duplicative of services which another party is performing for itself.

             (c) INDEPENDENT CONTRACTORS. The relationship of VIALTA and ESS established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party hereto the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, principal


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and agent, employer and employee, co-owners, or otherwise as participants in a joint undertaking, or (iii) allow ESS to create or assume any obligation on behalf of VIALTA for any purpose whatsoever. All financial and other obligations associated with VIALTA's business are the sole responsibility of VIALTA. ESS shall be solely responsible for, and shall indemnify and hold VIALTA free and harmless from, any and all claims, damages or lawsuits (including VIALTA's attorneys' fees) arising out of the acts of ESS, its employees or its agents.

        2. REMUNERATION

             (a) COMPENSATION. ESS' compensation for performing its services under the terms of this Agreement shall be the service fees computed in accordance with this section (the "Service Fees").

             (b) THE SERVICE FEES. VIALTA shall pay ESS Service Fees in amounts which shall be calculated based upon the following guidelines:

             (i) Set Top Box Business Services: VIALTA shall pay to ESS

                    (A) [*] of the engineering labor hours specifically spent on VIALTA software projects; and

                    (B) [*] of the engineering labor hours specifically spent on VIALTA system projects.

             (ii) Videophone Business Services: VIALTA shall pay to ESS [*] of its research and development costs incurred by ESS after January 1, 2000.

             (iii) Internetphone Business Services: VIALTA shall pay to ESS [*] of its research and development costs incurred by ESS after January 1, 2000.

             (iv) Web Browser Business Services: VIALTA shall pay to ESS

                    (A) [*] of all costs incurred by ESS in connection with the Enreach Business after January 1, 2000; and

                    (B) [*] of all costs incurred by ESS in connection with the Access Business after January 1, 2000.

The hourly cost in all cases shall be calculated based on ESS' Direct and Indirect Costs incurred for the engineering resources, enumerated as follows, plus a 10% markup. "Direct Costs" shall include all costs of labor, plant and office space, equipment and materials that are specifically attributable to the services provided by ESS under this Agreement, including allowances for the depreciation of equipment and other capital assets used in the performance of the services, as carried out in ESS' local records of account. "Indirect Costs" shall include a reasonable portion of ESS' general overhead expenses that are reasonably allocable to the provision of the services hereunder.

* Confidential treatment is requested with respect to this portion of this agreement.


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             (c) MANNER OF PAYMENT. Payment of the Service Fees shall be made in
United States Dollars directly to ESS or to such bank as is designated by ESS, and shall be made in strict compliance with all applicable governmental regulations and rulings, including the withholding of any taxes required by law.

             (d) TIME OF PAYMENT. The Service Fees shall be due and payable 45 days after the end of each calendar quarter (or 45 days after the end of the first fiscal year hereof) during the term of this Agreement. To the extent not otherwise prohibited under applicable local law, amounts owed by VIALTA to ESS pursuant to this Section 2(d) may be offset or netted against other indebtedness among the parties. To the extent desired by the parties hereto, payments due hereunder may be made in a timely manner so as to avoid the imputation of interest under applicable tax laws.

             (e) QUARTERLY STATEMENTS. ESS shall submit to VIALTA quarterly statements of the Service Fees due and payable under the terms of this Agreement.

        3. OWNERSHIP AND RIGHTS OF INTELLECTUAL PROPERTY


             All rights, title and interest (including all intellectual property interests) in and to the VIALTA Products, including the platforms, applications and product technologies to service the Internet market, that are developed under the terms of this Agreement (the "Developed Technologies") shall be owned as follows:

             (a)     Set Top Box Business:

                     (i) Software: All software jointly developed by ESS and VIALTA (the "Developed Software Technology"), including system software, shall be jointly owned by each of them. Upon obtaining the prior written consent of the other party, a party shall be entitled to sell, assign or otherwise transfer its interests in such Developed Software Technology to a third party.

                     (ii) Systems: All systems jointly developed by ESS and VIALTA listed in Attachment A (the "Developed System Technology") shall be owned by VIALTA, provided that ESS shall have the following limited rights:

                            (A) ESS shall have the right to market products
based upon the Developed System Technology for a period of two (2) years from the date of the shipment of 10,000 systems by VIALTA (the "Initial Period"), with VIALTA's prior written consent, such consent not be unreasonably withheld or delayed.

                            (B) Following the expiration of the Initial Period,
ESS shall have a worldwide, royalty free license to use such Developed System Technology in order to make have made, sell or otherwise distribute products.

                            (C) Notwithstanding the above rights, ESS shall
have no rights to any VIALTA specific applications.



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              (b) Videophone Developed Technology: All Developed Technology
relating to the Videophone Business (the "Videophone Developed Technology") shall be owned by VIALTA.

              (c) Internetphone Developed Technology: All Developed Technology (including integration of the Internetphone technology) relating to the Internetphone Business (the "Internetphone Developed Technology") that is jointly developed by ESS and VIALTA shall be owned by VIALTA, provided that ESS shall have the following limited rights:

                     (i) ESS shall have the right to market products based upon the Internetphone Developed Technology during the Initial Period with Vialta's prior written consent, such consent not be unreasonably withheld or delayed;




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              (d) Web Browser Business:

                     (i) Access Developed Technology: All Developed Technology relating to the Access Business (the "Access Developed Technology") that is jointly developed by ESS and VIALTA shall be owned by VIALTA, provided that ESS shall have the following limited rights:

                            (A) ESS' Access Business browser rights shall
include only normal web browsing functions and shall not include any rights to VIALTA-specific browsing functions.

                            (B) ESS shall have the right to market products
based upon the Access Developed Technology during the Initial Period with VIALTA's prior written consent, such consent not to be unreasonably withheld or delayed;

                            (C) Following the expiration of the Initial Period,
ESS shall have a worldwide, Vialta royalty free license to use such Access Developed Technology in order to make have made, sell or otherwise distribute products.

                     (ii) EnReach Developed Technology: All Developed Technology relating to the EnReach Business (the "EnReach Developed Technology") shall be owned by VIALTA and ESS shall have no rights to this EnReach Developed Technology.

       Title to the Developed Technologies that are conceived or developed by employees of either party or both parties shall be allocated according to the provisions set forth above.




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        4. TERM AND TERMINATION

             (a) TERM. This Agreement shall continue in force for a fixed term of 1 year from the date hereof unless terminated earlier under the provisions of this Section 4. At the end of the fixed term, this Agreement shall renew automatically for additional 1 year terms (subject to earlier termination under the provisions of this Section 4), without notice, unless prior to that time one party provides written notice of non-renewal to the other party.

             (b) TERMINATION FOR CONVENIENCE. This Agreement may be terminated by either party for any reason or no reason, whether or not extended beyond the first year, by giving the other party written notice of the termination 60 days in advance.

             (c) TERMINATION FOR CAUSE. If either party materially defaults in its performance or breaches any of the terms or conditions of this Agreement, then the other party may give written notice to the breaching or defaulting party that if the breach or default is not cured within 30 days the Agreement will be terminated. If such notice is given and the breach or default is not cured during the 30-day period, then the Agreement shall automatically terminate at the end of that period.

             (d) TERMINATION FOR INSOLVENCY. This Agreement shall terminate immediately without notice: (i) upon the institution by or against VIALTA or ESS of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of VIALTA's or ESS's debts; (ii) upon VIALTA's or ESS's making an assignment for the benefit of creditors; or (iii) upon VIALTA's or ESS's dissolution or liquidation.

             (e) TRANSITION. Upon termination or expiration of this Agreement, each party shall diligently cooperate with the other to effect a smooth and orderly transition. From the time that a notice of termination is received by either party until the effective termination date, each party shall cooperate fully with any newly appointed party performing the duties contemplated hereunder.

             (f) LIMITATION OF LIABILITY. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other party. VIALTA's sole liability under the terms of this Agreement shall be for any unpaid Service Fees under Section 2.

             (g) SURVIVAL OF CERTAIN TERMS. The provisions of Sections 2, 3, 4, 5, 6 and 7 shall survive the termination or expiration of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination or expiration of this Agreement.



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        5. LIMITATION OF LIABILITY

             VIALTA'S AND ESS'S LIABILITY ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE SERVICE FEE PAYABLE TO ESS. IN NO EVENT SHALL VIALTA OR ESS BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

        6. CONFIDENTIALITY

             VIALTA and ESS each acknowledge that by reason of its relationship with the other party hereunder it may have access to certain information and materials concerning such other party's business, plans, customers, technology, and products that are confidential and of substantial value to VIALTA or ESS, as the case may be, which value would be impaired if such information were disclosed to third parties. VIALTA and ESS each agree that they shall not use in any way for their own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party. VIALTA and ESS shall each take every reasonable precaution to protect the confidentiality of such information, including, at the request of the other party, the entry by VIALTA's or ESS's agents and employees into confidentiality agreements in a form approved by the other party, prohibiting any disclosure to third parties of confidential information provided by VIALTA or ESS, as the case may be. In the event of termination or expiration of this Agreement, there shall be no use or disclosure by VIALTA or ESS, their agents, or employees of any confidential information of the other party. Each party shall deliver to the other party all copies within its possession or within its control of all documents and data relating to the conduct of VIALTA's or ESS's business.

        7. GENERAL PROVISIONS

             (a) GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts made and to be fully performed entirely within that state between residents of that state. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California State courts of Santa Clara County, California (or, if there is federal jurisdiction, the United States District Court for the Northern District of California). VIALTA and ESS hereby expressly consent to (i) the personal jurisdiction and venue of these courts and (ii) service of process being effected by registered airmail sent to the address set forth in Section 7(c) below.

             (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

             (c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified airmail, return receipt requested (if available), or sent by telex, facsimile or similar communication, and confirmed by



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such airmail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder.

             (d) FORCE MAJEURE. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party, provided that the non-performing party uses its reasonable best efforts to promptly resume performance once it is possible to do so.

             (e) NON-ASSIGNABILITY AND BINDING EFFECT. Neither party shall, without the prior written consent of the other party, assign this Agreement in whole or in part or delegate any right or duty hereunder to any third party, sub-agent, representative or consultant. Any attempted assignment not having such consent shall be void and without effect.

             (f) LEGAL EXPENSES. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

             (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VIALTA.COM                         ESS TECHNOLOGY, INC.




By:  /s/ Fred S.L. Chan                 By:  /s/ Robert L. Blair
   -----------------------------           --------------------------------
Title:  CEO                             Title:  CEO
      --------------------------              -----------------------------



                                  ATTACHMENT A

                          Developed System Technology
                          ---------------------------

[*]

* Confidential treatment is requested with respect to this portion of this agreement.



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